American Safety Insurance Holdings, Ltd. (NYSE:ASI)
Announces resignation of Steven B. Mathis

Hamilton, BERMUDA (May 14, 2007)- American Safety Insurance Holdings, Ltd. (NYSE: ASI) announced that effective Friday, May 11, 2007, Steven B. Mathis, Vice President–Planning and Treasurer, has resigned to pursue other interests.

Stephen R. Crim, President and Chief Executive Officer, commented: “Mr. Mathis has been a significant contributor to the success of American Safety Insurance over the years and we will miss his knowledge and experience. We wish Steve all the best in his future pursuits.”

About Us:

American Safety Insurance Holdings, Ltd. (NYSE:ASI), a Bermuda-based holding company, offers innovative insurance solutions in the alternative insurance market for environmental remediation, contracting and other specialty risks through its program administrator, American Safety Insurance Services, Inc., and insurance company subsidiaries American Safety Casualty Insurance Company, American Safety Indemnity Company and American Safety Risk Retention Group, Inc., which, as a group, are rated “A” (Excellent) VIII by A.M. Best.

Contact:

Bill Tepe
American Safety Insurance Holdings, Ltd.
Investor Relations
btepe@amsafety.com
(800) 388-3647